UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2008

CHINA PREMIUM LIFESTYLE ENTERPRISE, INC.
(Exact name of registrant as specified in Charter)

Nevada	333-120807	11-3718650
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

10/F, Wo Kee Hong Building
585-609 Castle Peak Road
Kwai Chung, N.T. Hong Kong
(Address of Principal Executive Offices)

(852) 2514-4880
(Issuer Telephone number)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Registrant believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2008, China Premium Lifestyle Enterprise, Inc., through its 49% indirectly owned entity, Auto Italia Limited (the “Company”), entered into a Lease Agreement (the “Agreement”) with Koon Ngai Company Limited (the “Lessor”) whereby the Company agreed to lease certain commercial properties at Koon Wah Mirror Group Building (“building”), Hong Kong (the “premises”).

Pursuant to the Agreement, the Company has the right to take possession of several units on the premises as described in the Agreement commencing on September, 1, 2008 and as such units become vacant. The Company currently has possession of Units C and G on the ground floor and expects to take possession of (and will commence rental payments on) the remaining units as they become available. The lease term and monthly rental for the premises are set forth in the following table:

Unit	Term	Rent Commencement(1) to Aug. 31, 2012	Rent Sept. 1, 2012 to Aug. 31, 2015	Rent Sept. 1, 2015 to Aug. 31, 2018
C & G on ground floor	Sept. 1, 2008 to Aug. 31, 2018	HK $365,000(2) (US $46,795) (3)	HK $408,800 (US $52,410)(3)	Open market rental
A1, A2a, A2b, B and C on first floor	Commencement(1) to Aug. 31, 2018	HK $515,000(4) (US $66,026)(3)	HK $576,800 (US $73,949)(3)	Open market rental
Parking, part of the passage of the first floor and Signage	Commencement(1) to Aug. 31, 2018	Nil	Nil	Open market rental
___________________
(1)	Commencement date will be subject to vacancy of unit and confirmation by Lessor.
(2)	There will be a rent free period of 90 days from 1 September to 29 November 2008. During such rent free period, the Lessee will be required to pay rates, government rent and management fees.
(3)	All rents are due in Hong Kong dollars and presented here in U.S. dollars for the convenience of the reader at an exchange rate of HK$7.8 to US$1.
(4)
Lessee shall enjoy a rent free period. During such rent free period, the Lessee will be required to pay rates, government rent and management fees. The number of days in the rent free period to be enjoyed for each unit equals 90 days multiplied by the term of occupation (calculated up to and including August 31, 2012) divided by 1,460.

Commencing on September 1, 2015, the rent for the premises will be set by mutual agreement of the Company and the Lessor and will be based on the market value of the rental for each of the units (the “open market rental”). In the event that the parties are unable to agree upon the open market rental, it will be determined by an independent valuer in accordance with the terms of the Agreement.

The Company and the Lessor are subject to covenants, conditions and agreements usually adopted in commercial leases in Hong Kong. In addition, the Lessor has granted the Company a right of first refusal, subject to an existing tenant’s rights, to lease the remaining unit on the ground floor of the building if and when such unit becomes vacant. In addition, the Lessor has agreed not to lease the remaining portions of the ground floor of the building to certain competitors of the Company.

The Agreement may be terminated by the Lessor upon six (6) clear calendar months’ notice to the Company of a resolution of sale, demolition, re-building or refurbishment of the premises, provided, however, that such notice cannot be made on or prior to February 28, 2015. The Agreement may be terminated by the Company upon six (6) calendar months’ notice to the Lessor during the month of March in 2013 without penalty. If the Company early terminates the Agreement, it must pay a HK$1,000,000 (US$128,205) early termination fee to Lessor.

The description of the Agreement in this current report is a summary and is qualified in its entirety by the terms of the Agreement which is filed hereto as Exhibit 10.1.

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Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

10.1	Lease Agreement between the Company and Koon Ngai Company Limited, dated November 7, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2008

CHINA PREMIUM LIFESTYLE ENTERPRISE, INC.

By:	/s/ Joseph Tik Tung Wong
Name: Joseph Tik Tung Wong
Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description

10.1	Lease Agreement between the Company and Koon Ngai Company Limited, dated November 7, 2008.